                                                          EXHIBIT 3.2

                                                          FEDERAL IDENTIFICATION

                                                          NO. 04-2017769

                      The Commonwealth of Massachusetts
/s/  JM                     William Francis Galvin
------------            Secretary of the Commonwealth
Examiner     One Ashburton Place, Boston, Massachusetts 02108-1512


/s/   N/A
-------------
                             ARTICLES OF AMENDMENT
Name Approved       (General Laws, Chapter 156B, Section 72)



             We, Thomas A. Rodgers III,                             President
                 ----------------------------------------------------

             and Lawrence Walsh                               Assistant Clerk
                 ----------------------------------------------

             of Globe Manufacturing Co.                                      ,
                -------------------------------------------------------------
                                (Exact name of corporation)


             located at 456 Bedford Street, Fall River MA 02720              ,
                       ------------------------------------------------------
                          (Street address of corporation in Massachusetts)


             certify that these Articles of Amendment affecting articles numbered:

                    Articles #3 and 4
             ----------------------------------------------------------------
               (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)


             of the Articles of Organization were duly adopted at a meeting held on June 23, 1998, by vote of:

             100,000 shares of Class A Common Stock of 100,000 shares outstanding,
             -------           --------------------    -------
                               (type, class & series, if any)


                       shares of             of        shares outstanding, and
             ----------         -------------  --------
                               (type, class & series, if any)


                       shares of             of        shares outstanding, and
             ----------         -------------  --------
                               (type, class & series, if any)

C    [__]  or /2/being at least two thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or
P    [__]  series of stock whose rights are adversely affected thereby:

M    [__]  *Delete the inapplicable words.    **Delete the inapplicable clause.
           /1/ For amendments adopted pursuant to Chapter 156B, Section 70. R.A. [__] /2/ For amendments adopted pursuant to Chapter 156B, Section 71.

           Note:  If the space provided under any article or item on this form
   8       is insufficient, additions shall be set forth on one side only of
-------    separate 8 1/2 x 11 sheets of paper with a left margin of at least
  P.C. 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

  WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
----------------------------------------------------------------------------
 TYPE      NUMBER OF SHARES     TYPE           NUMBER OF           PAR VALUE
                                                 SHARES
----------------------------------------------------------------------------
Common:          None         Common:        Class A: 2,000,000        $0.01
----------------------------------------------------------------------------
                                             Class B: 2,000,000        $0.01
----------------------------------------------------------------------------
Preferred:       None         Preferred:     Series A: 30,000          $0.01
----------------------------------------------------------------------------


Change the total authorized to:

  WITHOUT PAR VALUE STOCKS                WITH PAR VALUE STOCKS
----------------------------------------------------------------------------
 TYPE      NUMBER OF SHARES     TYPE           NUMBER OF           PAR VALUE
                                                 SHARES
----------------------------------------------------------------------------
Common:          None         Common:        Class A: 2,000,000        $0.01
----------------------------------------------------------------------------
                                             Class B: 2,000,000        $0.01
----------------------------------------------------------------------------
Preferred:       None                        Class C:   100,000        $0.01
----------------------------------------------------------------------------
                              Preferred:     Series A:   30,000        $0.01
----------------------------------------------------------------------------

                                                                    ATTACHMENT 4
                                                                    ------------

                           AMENDMENT OF ARTICLE FOUR

     The two unnumbered introductory paragraphs and Part A of Article Four of the Articles of Organization of Globe Manufacturing Co. (the "Corporation") are hereby deleted in their entirety and replaced by the following:

     The total number of shares of all classes of stock which the Corporation shall have authority to issue is 4,130,000 shares, consisting of (i) 2,000,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), (ii) 2,000,000 shares of Class B Common Stock, $.01 par value per share ("Class B Common Stock"), (iii) 100,000 shares of Class C Common Stock, $.01 par value per share ("Class C Common Stock"), and (iv) 30,000 shares of Series A Cumulative Preferred Stock, $.01 par value per share ("Series A Preferred").

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

1.   CLASS A COMMON STOCK, CLASS B COMMON STOCK AND CLASS C COMMON STOCK.

     a. General. The voting, dividend and liquidation rights of the holders of the Class A Common Stock, Class B Common Stock and Class C Common Stock are subject to and qualified by the rights of the holders of the Series A Preferred. Except for the mandatory conversion provisions, the difference in voting rights and provisions with respect to an Acquisition Event (as defined in Section 7 below), each as set forth below, the rights and privileges of the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be identical, and the Class A Common Stock, Class B Common Stock and Class C Common Stock shall be treated as one class of stock of the Corporation. The Class A Common Stock, Class B Common Stock and Class C Common Stock are sometimes collectively referred to herein as the "Common Stock."

     b. Voting. The holders of the Class A Common Stock and Class C Common Stock, voting together as a single class, are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). The holders of the Class B Common Stock shall have no voting rights except as otherwise required by law. There shall be no cumulative voting.

     c. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Series A Preferred.

     d. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Series A Preferred.

     e.   Mandatory Conversion of Class A Common Stock.

     i. At any time prior to the termination of that certain Shareholders' Agreement dated as of December 22, 1992 among the Corporation, the Shareholders (as such term is defined therein) and the other individuals named on the signature pages thereof, as such agreement may be amended or otherwise modified from time to time (the "Shareholders Agreement"), each outstanding share of Class A Common Stock transferred in violation of Section 4.4 of the Shareholders Agreement shall be automatically converted into a share of Class B Common Stock on the date of such transfer ("Class A Mandatory Conversion Date").

     ii. Upon any such transfer of shares of Class A Common Stock in violation of Section 4.4 of the Shareholders Agreement, each transferee of such shares of Class A Common Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at its principal office, and shall thereafter receive certificates for the number of shares of Class B Common Stock to which such holder is entitled pursuant to this Section A.5. On the Class A Mandatory Conversion Date, all rights with respect to the Class A Common Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class B Common Stock into which such Class A Common Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Class A Mandatory Conversion Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Class A Mandatory Conversion Date and the surrender of the certificate or certificates for Class A Common Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Class B Common Stock issuable on such conversion in accordance with the provisions hereof and cash as reasonably determined by the Board of Directors in respect of any fraction of a share of Class B Common Stock otherwise issuable upon such conversion.

     iii. All certificates evidencing shares of Class A Common Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Class A Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Class A Common Stock represented thereby converted into Class B Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Class A Common Stock accordingly.

     f.   Mandatory Conversion of Class B Common Stock and Class C Common Stock.

     i. Without any action on the part of the holder thereof, each outstanding share of Class B Common Stock and Class C Common Stock shall automatically be converted into a share of Class A Common Stock immediately prior to the consummation of a primary or secondary sale of Common Stock to the public pursuant to a registered public offering under the Securities Act of 1933, as amended (the "Securities Act"), as a result of which offering the public (including for this purpose, all purchasers in the underwriting irrespective of any relationship with the Corporation) will own 20% or more of the Common Stock then issued and outstanding (the "Class B/C Mandatory Conversion Date").

     ii. All holders of record of shares of Class B Common Stock and Class C Common Stock will be given written notice of the Class B/C Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Class B Common Stock and Class C Common Stock pursuant to this Section A.6.
Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Class B Common Stock and Class C Common Stock at such holder's address last shown on the records of the transfer agent for the Class B Common Stock and Class C Common Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Class B Common Stock and/or Class C Common Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Class A Common Stock to which such holder is entitled pursuant to this Section A.5. On the Class B/C Mandatory Conversion Date, all rights with respect to the Class B Common Stock and Class C Common Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Class A Common Stock into which such Class B Common Stock and/or Class C Common Stock has been converted, and payment of any declared or accrued but unpaid dividends thereon (all of which shall be deemed to be declared by the Board of Directors on the Class B/C Mandatory Conversion
Date). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Class B/C Mandatory Conversion Date and the surrender of the certificate or certificates for Class B Common Stock and Class C Common Stock, the Corporation shall cause to be issued and delivered to such holder or on his or its written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable on such conversion in accordance with the provisions hereof and cash as reasonably determined by the Board of Directors in respect of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion.

     iii. All certificates evidencing shares of Class B Common Stock and Class C Common Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Class B/C Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Class B Common Stock and Class C Common Stock represented thereby converted into Class A Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Class B Common Stock and Class C Common Stock accordingly.

     g. Exchange of Class C Common Stock Upon an Acquisition Event. Upon the merger or consolidation of the Corporation with or into another corporation (except one in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least 75% by voting power of the capital stock of the surviving corporation) (an "Acquisition Event"), the Board of Directors of the Corporation may provide that debt and/or equity of the corporation surviving such merger or consolidation shall be distributed to the holders of Class C Common Stock, notwithstanding that cash, property or other different rights or securities are to be distributed to the holders of Class A Common Stock and/or Class B Common Stock by the Corporation or the acquiring person, firm or other entity; provided that the value of the consideration to be distributed to the holders of Class C Common Stock shall be equal on a per-share basis to the value of the consideration to be distributed to the holders of Class A Common Stock and/or Class B Common Stock, such valuations to be determined in good faith by the Board of Directors of the Corporation and to be conclusive and binding on the stockholders of the Corporation.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:___________________________________.

SIGNED UNDER THE PENALTIES OF PERJURY, this 29th day of June, 1998.



/s/ Thomas A. Rodgers, III                             *President,
-------------------------------------------------------



/s/ Lawrence R. Walsh                                  *Assistant Clerk.
-------------------------------------------------------



*Delete the inapplicable words

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)


                   ========================================

                  I hereby approve the written Articles of Amendment and, the filing fee in the amount of $200 having been paid, said articles are deemed to have been filed with me this 2nd day of July, 1998.



                  Effective date:_____________________________








                          /s/ William Francis Galvin


                          WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth








                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                      Pamela L. Finan, Corporate Paralegal
                      Hale and Door LLP
                      60 State Street
                      Boston, MA 02109